                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:               dMY Sponsor III, LLC

Address of Joint Filer:            c/o dMY Technology Group, Inc. III
                                   1180 North Town Center Drive, Suite 100
                                   Las Vegas, Nevada 89144

Relationship of Joint Filer to     10% Owner, Director (Director by
Issuer:                            Deputization).
                                   Mr. You serves as Chairman of the board of
                                   directors of the Issuer. dMY Sponsor III, LLC
                                   may be deemed a director by deputization as a
                                   result of the service of Mr. You.

Issuer Name and Ticker of          dMY Technology Group, Inc. III [DMYI]
Trading Symbol:

Date of Event Requiring Statement: 12/28/2020

(Month/Day/Year):

Name of Joint Filer:               Harry L. You

Address of Joint Filer:            c/o dMY Technology Group, Inc. III
                                   1180 North Town Center Drive, Suite 100
                                   Las Vegas, Nevada 89144

Relationship of Joint Filer to     10% Owner, Director, Officer
Issuer:

Issuer Name and Ticker of          dMY Technology Group, Inc. III [DMYI]
Trading Symbol:

Date of Event Requiring Statement: 12/28/2020

(Month/Day/Year):